EXHIBIT 10.1

RADIAN GROUP INC.

EQUITY COMPENSATION PLAN

FORM OF RESTRICTED STOCK AWARD

THIS RESTRICTED STOCK AWARD, dated                     , is delivered by RADIAN GROUP INC., a Delaware corporation (the “Company”), to                             , an officer of the Company (the “Grantee”).

RECITALS

WHEREAS, the Radian Group Inc. Equity Compensation Plan (the “Plan”) provides for the grant (the “Award”) of Restricted Stock to selected key employees of the Company and its affiliates, in accordance with the terms and provisions of the Plan.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Award of Restricted Stock.

The Company hereby awards to the Grantee all rights, title and interest in the record and beneficial ownership of                      shares (the “Restricted Stock”) of common stock, $.001 par value per share, of Company subject to the conditions of this Restricted Stock Award agreement (the “Agreement”) . The Restricted Stock Awarded herein is pursuant to the Radian Group Inc. Equity Compensation Plan (the “Plan”) and is subject to the provisions of the Plan as well as this Agreement.

2. Custody of Restricted Stock.

Upon satisfaction of the vesting conditions set forth in Paragraph 4 or the occurrence of any of the events contemplated by Paragraph 5(b) and 6(b), the Company shall issue and deliver to the Grantee a certificate or certificates for such number of shares of Restricted Stock as are required to be issued and delivered under this Agreement. Prior to the satisfaction of such vesting conditions or the occurrence of such events, the Restricted Stock is not transferable and shall be held in trust or in escrow by the Company until such time as the applicable restrictions on the transfer thereof have expired or otherwise lapsed.

3. Risk of Forfeiture.

Subject to Paragraph 5(b) and 6(b), should the Grantee’s employment with the Company terminate prior to any vesting dates set forth in Paragraph 4, Grantee shall forfeit the right to receive the Restricted Stock that would otherwise have vested on such dates.

4. Vesting Dates.

Subject to Paragraphs 5 and 6, the shares of Restricted Stock subject to this agreement vest in installments in accordance with the following schedule:

Date	Shares
:	Shares;

:	an additional Shares; and

:	an additional Shares.

No installment shall accrue after the Grantee ceases to be an officer or other key employee of the Company for any reason. Any unvested Restricted Stock shall also become 100% vested at the earliest of (i) the employee’s retirement date, (ii) the employee’s death or disability, or (iii) the occurrence of a Change of Control, provided the Grantee is an employee at such time.

Within 15 days after the date each installment of Restricted Stock vests, the Company shall deliver to the Grantee, at the executive offices of the Company, a stock certificate for the number of Shares that vested pursuant to the above stated vesting schedule. The obligation of the Company to deliver Shares upon vesting shall be subject to all applicable laws, rules, regulations and such approvals by governmental agencies as may be deemed appropriate by the Stock Option and Compensation Committee (the “Committee”), including, among other things, such steps as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. All obligations of the Company hereunder shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes.

5. Termination of Employment.

Voluntary and involuntary termination of employment with the Company shall affect Grantee’s rights under this agreement as follows:

a). If Grantee voluntarily terminates employment for reasons other than Change of Control, as defined in Paragraph 5(b) and 5(c), retirement, death or disability, or if Grantee’s employment is involuntarily terminated, then Grantee shall forfeit the right to receive all shares of Restricted Stock that have not theretofore vested pursuant to Paragraph 4.

b). In the event of retirement, death or disability, all unvested Restricted Stock shall immediately become fully vested and delivered to the Grantee (or, in the event of death, the Grantee’s representative). The term “retirement” as used herein shall mean a Grantee’s retirement as defined under the Company’s pension plan.

6. Certain Corporate Changes.

a) In the event of a change in, reclassification of, subdivision of, split-up or spin-off with respect to, stock dividend on, or exchange of stock of the Company for outstanding Shares, the number and class of the Shares subject to the Restricted Stock Award shall be appropriately adjusted by the Committee.

b) If the Company is consolidated or merged with another corporation, the Grantee shall be entitled to receive the same number and kind of shares or securities as the Grantee would have been entitled to receive upon the happening of such consolidation or merger if the Grantee had been, immediately prior to such event, the holder of the number of shares of Restricted Stock, adjusted in the manner provided in this Section; provided, that if the Company shall not be the surviving corporation, the surviving corporation shall substitute therefor a substantially equivalent number and kind of its shares of stock. All adjustments made by the Committee pursuant to this Section shall be subject to the approval of the Board.

6. Ownership Rights.

Subject to the restrictions set forth herein, Grantee is entitled to all voting and ownership rights applicable to the Restricted Stock, including the right to receive any dividends that may be paid on the Restricted Stock, whether vested or not vested.

7. Non-Transferability of Option.

This Award is not transferable other than by will or by the laws of descent, except as otherwise permitted by the Plan, and this award shall not be subject to any levy of any attachment, execution or similar process upon the rights or interest. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of any Restricted Stock or any right hereunder, except as provided for herein, the Company may terminate any unvested portion of the award by notice to the Grantee and the award and all rights hereunder shall thereupon become null and void.

8. Employment Not Affected.

Neither the grant of any Restricted Stock, nor any other action taken with respect to the Restricted Stock, shall confer upon the Grantee any right to continue in the employ of the Company or any of its affiliates or shall interfere in any way with the right of the Company or any affiliate to terminate Grantee’s employment at any time. Except as may be otherwise limited by another written agreement, the right of the Company or any of its affiliates to terminate at will the Grantee’s employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved.

9. Cancellation or Amendment.

This award may be canceled or amended by the Committee, in whole or in part, at any time if the Committee determines, in its sole discretion, that cancellation or amendment is necessary or advisable in light of any change after the date of this grant in (i) the Internal Revenue Code of 1986, as amended or the regulations issued thereunder or (ii) any federal or state securities law or other law or regulation, which change by its term is effective retroactively to a date on or before the date of this award, provided, however, that no such cancellation or amendment shall, without the Grantee’s consent, apply to or affect installments that vested on or before the date on which the Committee makes such determination.

10. Notice.

Any notice to the Company provided for in this instrument shall be addressed to it in care of the Secretary of the Company, 1601 Market Street, Philadelphia, Pennsylvania 19103-2197, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company or of an affiliate, or to such other address as the Grantee may designate to the Company in writing. Any notice provided for hereunder shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

11. Incorporation of Plan by Reference; Nature of Restricted Stock.

This grant is made pursuant to the terms of the Radian Group Inc. 1995 Equity Compensation Plan, the terms of which are incorporated herein by reference, and shall in all respects be interpreted in accordance therewith. The decisions of the Committee shall be conclusive upon any question arising hereunder. The settlement of any award with respect to the Restricted Stock is subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan as established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions relating to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of Shares, (iii) capital or other changes of the Company and (iv) other requirements of applicable law. A copy of the Plan will be furnished to each Grantee upon request. Additional copies may be obtained from the Secretary of the Company, 1601 Market Street, Philadelphia, Pennsylvania 19103-2197.

12. Governing Law.

The validity, construction, interpretation and effect of this instrument shall exclusively be governed by, and determined in accordance with, the law of the State of Delaware.

IN WITNESS WHEREOF, Radian Group Inc. has caused its duly authorized officers to execute and attest this instrument, and the Grantee has placed his or her signature hereon, effective as of the date of the grant set forth above.

RADIAN GROUP INC.

By:

Accepted:
Grantee

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